Artisan Partners Asset Management Inc. Reports 1Q13 Results
Milwaukee, WI – April 30, 2013 – Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended March 31, 2013, including net income and earnings per share for the period from March 12, 2013 (the closing date of its initial public offering) through March 31, 2013.

Eric Colson, President and CEO, commented, “We have focused on providing high value-added investment management to sophisticated clients since Artisan Partners was founded in 1994. We believe that offering active investment management requires a commitment to attracting and retaining experienced investment talent. As a result, we design and manage our business model to create an investment culture in which our talent can thrive. The firm's IPO was one of several strategies we have executed over the years to allow us to manage our business according to those foundational principles over multiple generations. As a public company, our communications with shareholders will reflect this deliberate, long-term focus.”

Business Update

Mr. Colson added, “We want to see our investment teams consistently executing their unique investment processes while generating attractive absolute, peer relative and index relative results over a full market cycle. Performance data for short time periods often reflect noise and market preference. Given the active, differentiated nature of our investment strategies, we think data for long periods tend to be a better indication of the value our teams deliver. As of March 31, 2013, 11 of our 12 investment strategies had added value relative to their broad performance benchmarks over the trailing 5-year and 10-year periods and since each strategy's inception.

“As we grow our business, we seek to partner with clients that have time horizons matching those of our investment teams, while managing an appropriate level of diversification of the assets invested in each strategy by client type and client domicile. If we are achieving our full cycle performance objectives, we believe that asset compounding will occur over the long term. However, as an active, equity manager our assets under management will be subject to volatility. At the end of the first quarter, our assets under management exceeded $80 billion due to a strong combination of organic growth and market appreciation. Importantly, we had positive net client cash flows in 10 of our 12 strategies and 4 of 5 distribution channels, generated by clients domiciled in the U.S. and abroad.

“Our first quarter adjusted results reflect positive progress against our primary metrics. Although we are reporting several items that are specifically related to our transition from private to public ownership, the core view of our business results are consistent with our goals. We believe our balance sheet is conservatively positioned, cash flows are solid and supportive of an attractive dividend, our fee levels reflect high value-added investment offerings, we are seeing positive improvements in margins as our business scales and our organic growth rates are above average relative to our peers.

“The strategy we employ for finding new investment talent and developing internal talent emphasizes increasing degrees of investment freedom and personal development. We do not have any specific news to report about new investment talent.  But we continue to search for new investors with characteristics that fit our business model and culture and a history of managing assets in strategies that are viable options for our client base. Internally, we promoted Charles Hamker and Andrew Euretig to portfolio managers of our Global Equity strategy. The promotions reflect the value creation of both individuals and create great long-term continuity in decision making on that team.”

First Quarter 2013 Highlights

•	Assets under management (“AUM”) of $83.2 billion at March 31, 2013

•	Net client cash inflows of $2.2 billion

•	Operating loss of $421.3 million and operating margin of (284.3)%

•	Net income of $3.0 million or $0.19 per basic and diluted share[1]

•	Adjusted[2] operating income of $54.9 million and adjusted operating margin of 37.0%

•	Adjusted net income of $33.2 million or $0.47 per adjusted share

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$83.2	$74.3	$66.5
Average	79.2	71.3	62.9

Consolidated Financial Results
Revenues	$148.2	$137.1	$119.7
Operating income (loss)	(421.3)	39.4	4.5
Operating margin	(284.3)%	28.7%	3.8%
Net income attributable to Artisan Partners Asset Management Inc.[3]	3.0	—	—
Basic and diluted earnings per share[1]	0.19	N/A	N/A

Adjusted[2] Financial Results
Adjusted operating income	$54.9	$55.4	$47.4
Adjusted operating margin	37.0%	40.4%	39.6%
Adjusted EBITDA[4]	$55.6	$57.0	$47.6
Adjusted net income	33.2	34.0	28.5
Adjusted earnings per adjusted share[1]	0.47	N/A	N/A

______________________________________
1 Per share measures are based on the number of shares of Class A common stock and convertible preferred stock outstanding for the period from March 12, 2013 (the closing date of the initial public offering) through March 31, 2013.
2 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
3 The Company became the general partner of Artisan Partners Holdings on March 12, 2013. Prior to that time none of the net income of Artisan Partners Holdings was allocated to the Company.
4 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $83.2 billion
Our AUM increased to $83.2 billion at March 31, 2013, an increase of $8.8 billion or 11.9%, compared to $74.3 billion at December 31, 2012 as a result of $6.7 billion in market appreciation and $2.2 billion of net client cash inflows. Compared to March 31, 2012, AUM increased $16.7 billion, or 25.1%, due to $10.1 billion in market appreciation and $6.6 billion of net client cash inflows.
Average AUM during the quarter ended March 31, 2013 was $79.2 billion, an increase of 11.1% compared to average AUM during the quarter ended December 31, 2012 of $71.3 billion and a 25.8% increase from the quarter ended March 31, 2012 of $62.9 billion.
First Quarter of 2013 Compared to Fourth Quarter of 2012
Net income was $3.0 million, or $0.19 per diluted share. Adjusted net income was $33.2 million, or $0.47 per adjusted share, compared to adjusted net income of $34.0 million in the fourth quarter of 2012. The current quarter includes severance and cash retention expenses of $9.3 million which reduced adjusted net income by $4.1 million or $0.06 per adjusted share when compared to the fourth quarter of 2012.

•	Revenues of $148.2 million increased 8.1% from $137.1 million in the fourth quarter of 2012 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $569.5 million increased 482.9% from $97.7 million in the fourth quarter of 2012 driven primarily by share-based and other pre-offering related compensation expense. Included in compensation and benefits expense for the first quarter of 2013 was $9.3 million of severance and cash retention expenses.

•
Operating margin was (284.3)% compared to 28.7% in the fourth quarter of 2012. The decline was primarily due to share-based and other pre-offering related compensation expense incurred in the first quarter of 2013.

•
Adjusted operating margin was 37.0% compared to 40.4% in the fourth quarter of 2012. Severance and cash retention expenses during the first quarter of 2013 reduced adjusted operating margin by 420 basis points when compared to the fourth quarter of 2012.

First Quarter of 2013 Compared to First Quarter of 2012
Net income was $3.0 million, or $0.19 per diluted share. Adjusted net income was $33.2 million, or $0.47 per adjusted share, compared to adjusted net income of $28.5 million in the first quarter of 2012. The current quarter includes severance and cash retention expenses of $9.3 million which reduced adjusted net income by $4.4 million or $0.06 per adjusted share when compared to the first quarter of 2012.

•	Revenues of $148.2 million increased 23.8% from $119.7 million in the first quarter of 2012 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $569.5 million increased 394.4% from $115.2 million in the first quarter of 2012 driven primarily by share-based and other pre-offering related compensation expense. Included in compensation and benefits expense for the first quarter of 2013 was $9.3 million of severance and cash retention expenses.

•
Operating margin was (284.3)% compared to 3.8% in the first quarter of 2012. The decline was primarily due to share-based and other pre-offering related compensation expense incurred in the first quarter of 2013.

•
Adjusted operating margin was 37.0%, compared to 39.6% in the first quarter of 2012. Severance and cash retention expenses during the first quarter of 2013 reduced adjusted operating margin by 420 basis points when compared to the first quarter 2012.

Capital Management
Cash and cash equivalents were $199.1 million at March 31, 2013, compared to $141.2 million at December 31, 2012. The Company had total borrowings of $200.0 million at March 31, 2013 and $290.0 million at December 31, 2012. The Company received net proceeds from its initial public offering of $353.4 million.  In connection with the initial public offering, the Company used a portion of the proceeds to distribute $105.3 million of pre-IPO retained profits to its partners, repaid $90.0 million of the outstanding principal amount of loans under our revolving credit agreement, and purchased approximately 2.7 million Class A units from certain investors for approximately $76.3 million.  Also, in connection with the initial public offering, the Company used cash on hand to make cash incentive payments aggregating $56.8 million to certain of its portfolio managers. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.9X at March 31, 2013.
As a result of our reorganization and offering, total stockholders’ equity was $5.8 million at March 31, 2013, compared to a deficit of $672.7 million at December 31, 2012. The Company had 12.7 million shares of Class A common stock outstanding and 2.6 million shares of convertible preferred shares outstanding at March 31, 2013.
*********

CONFERENCE CALL
The Company will host a conference call on April 30, 2013, at 5:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 888.680.0890 or 617.213.4857 for international callers; the conference ID is 63381620. A replay of the call will be available until May 7, 2013, by dialing 888.286.8010 or 617.801.6888 for international callers; the replay conference ID is 45568553. In addition, the webcast will be available on the Company’s website.
FORWARD-LOOKING STATEMENTS
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in the Company’s registration statement on Form S-1 (File No. 333-184686). The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has five autonomous investment teams that oversee twelve distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates.
The firm's principal offices are located in Milwaukee, San Francisco, Atlanta, New York and London.

Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Press Inquiries
Bob Batchelor
866.642.1770
pr@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$99.5	$90.5	$79.5
Separate accounts	48.7	45.3	39.9
Performance fees	—	1.3	0.3
Total revenues	148.2	137.1	119.7

Operating expenses
Compensation and benefits	72.7	61.6	55.7
Pre-offering related compensation - share-based awards	333.2	15.8	34.8
Pre-offering related compensation - other	143.0	0.2	8.1
Total Compensation and benefits	548.9	77.6	98.6
Distribution and marketing	8.2	7.6	7.1
Occupancy	2.6	2.4	2.3
Communication and technology	3.3	3.4	2.9
General and administrative	6.5	6.7	4.3
Total operating expenses	569.5	97.7	115.2
Operating income (loss)	(421.3)	39.4	4.5
Interest expense	(3.2)	(3.3)	(2.7)
Net gain on the valuation of contingent value rights	24.8	—	—
Net gain of consolidated investment products	4.8	0.3	2.5
Other non-operating income (loss)	—	0.8	(0.3)
Total non-operating income (loss)	26.4	(2.2)	(0.5)
Income (loss) before income taxes	(394.9)	37.2	4.0
Provision for income taxes	4.4	0.2	0.3
Net income (loss) before noncontrolling interests	(399.3)	37.0	3.7
Less: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	(407.1)	36.7	1.2
Less: Net income attributable to noncontrolling interests - consolidated investment products	4.8	0.3	2.5
Net income attributable to Artisan Partners Asset Management Inc.	$3.0	$—	$—

Basic and diluted earnings per share - Class A common shares	$0.19	N/A	N/A

Average shares outstanding
Class A common shares	12.7	N/A	N/A
Convertible preferred shares	2.6	N/A	N/A
Total average shares outstanding	15.3	N/A	N/A

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP ("Adjusted") Measures
(unaudited; in millions, except per share amounts or as noted)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$3.0	$—	$—
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	(407.1)	36.7	1.2
Add back: Provision for income taxes	4.4	0.2	0.3
Add back: Pre-offering related compensation - share-based awards	333.2	15.8	34.8
Add back: Pre-offering related compensation - other	143.0	0.2	8.1
Less: Net gain on the valuation of contingent value rights	24.8	—	—
Adjusted provision for income taxes	18.5	18.9	15.9
Adjusted net income (Non-GAAP)	$33.2	$34.0	$28.5

Average shares outstanding
Class A common shares	12.7	—	—
Assumed conversion or exchange of:
Convertible preferred shares outstanding	2.6	—	—
Artisan Partners Holdings LP units outstanding (non-controlling interest)	54.7	—	—
Adjusted shares	70.0	N/A	N/A

Adjusted net income per adjusted share (Non-GAAP)	$0.47	N/A	N/A

Operating income (loss) (GAAP)	$(421.3)	$39.4	$4.5
Add back: Pre-offering related compensation - share-based awards	333.2	15.8	34.8
Add back: Pre-offering related compensation - other	143.0	0.2	8.1
Adjusted operating income (Non-GAAP)	$54.9	$55.4	$47.4

Adjusted operating margin (Non-GAAP)	37.0%	40.4%	39.6%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$3.0	$—	$—
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	(407.1)	36.7	1.2
Add back: Pre-offering related compensation - share-based awards	333.2	15.8	34.8
Add back: Pre-offering related compensation - other	143.0	0.2	8.1
Less: Net gain on the valuation of contingent value rights	24.8	—	—
Add back: Interest expense	3.2	3.3	2.7
Add back: Provision for income taxes	4.4	0.2	0.3
Add back: Depreciation and amortization	0.7	0.8	0.5
Adjusted EBITDA (Non-GAAP)	$55.6	$57.0	$47.6

The Company’s management uses non-GAAP measures (referred to as “adjusted”) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation (as described below), (2) the net gain (loss) on the valuation of contingent value rights, and (3) adjustments to remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, as defined below and (2) net gain (loss) on the valuation of contingent value rights, and reflects income taxes as if all outstanding units of Artisan Partners Holdings and convertible preferred shares of the Company were exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming the full exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate of 35.8% (as of March 31, 2013) reflecting assumed federal, state, and local income taxes.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income (loss) by adjusted shares. The number of adjusted shares is derived by assuming the exchange of all outstanding units of Artisan Partners Holdings and the conversion of all outstanding convertible preferred shares for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income (loss) of the consolidated company excluding pre-offering related compensation, as defined below.

•	Adjusted operating margin is calculated by dividing adjusted operating income (loss) by total revenues.

•
Adjusted EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income (loss) attributable to non-controlling interests, pre-offering related compensation, as defined below, and the net gain (loss) on the valuation of contingent value rights.

•
For the three months ended March 31, 2013, "pre-offering related compensation" includes (in addition to the items referred to in the next sentence) (1) compensation expense triggered by the Company's initial public offering , which closed on March 12, 2013, (2) expense related to Class B common units of Artisan Partners Holdings that were modified as a result of the initial public offering and (3) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the initial public offering. For the three months ended March 31, 2013, December 31, 2012, and March 31, 2012, pre-offering related compensation also includes (1) distributions to the Class B partners of Artisan Partners Holdings, (2) redemptions of Class B common units and (3) changes in the value of Class B liability awards, in each case occurring during the respective period.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	March 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$199.1	$141.2
Accounts receivable	51.5	46.0
Investment securities	19.1	15.2
Deferred tax assets	68.8	—
Assets of consolidated investment products	70.2	67.0
Other	17.8	18.2
Total assets	$426.5	$287.6

Liabilities and equity (deficit)
Accounts payable, accrued expenses, and other	$110.9	$57.6
Borrowings	200.0	290.0
Class B liability awards	—	225.2
Contingent value rights	30.6	—
Amounts payable under tax receivable agreements	53.5	—
Liabilities of consolidated investment products	25.7	30.3
Total liabilities	420.7	603.1

Redeemable preferred units	—	357.2

Total equity (deficit)	5.8	(672.7)
Total liabilities and equity (deficit)	$426.5	$287.6

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2013	2012	2012	2012	2012

Beginning assets under management	$74,334	$69,835	$57,104	6.4%	30.2%
Gross client cash inflows	6,324	4,957	4,410	27.6%	43.4%
Gross client cash outflows	(4,138)	(3,414)	(3,013)	21.2%	37.3%
Net client cash flows	2,186	1,543	1,397	41.7%	56.5%
Market appreciation (depreciation)	6,658	2,956	7,992	125.2%	(16.7)%
Ending assets under management	$83,178	$74,334	$66,493	11.9%	25.1%
Average assets under management	$79,152	$71,262	$62,925	11.1%	25.8%

Exhibit 5

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team						By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
March 31, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	1,540	1,116	1,410	1,994	264	6,324	4,570	1,754	6,324
Gross client cash outflows	(908)	(924)	(569)	(343)	(1,394)	(4,138)	(2,222)	(1,916)	(4,138)
Net client cash flows	632	192	841	1,651	(1,130)	2,186	2,348	(162)	2,186
Market appreciation (depreciation)	1,358	2,334	1,336	1,677	(47)	6,658	3,733	2,925	6,658
Transfers	—	—	—	—	—	—	—	—	—
Ending assets under management	$22,082	$19,248	$16,869	$23,214	$1,765	$83,178	$45,684	$37,494	$83,178
Average assets under management	$21,270	$18,157	$16,144	$21,720	$1,861	$79,152	$43,205	$35,947	$79,152

December 31, 2012
Beginning assets under management	$18,989	$16,415	$14,149	$17,432	$2,850	$69,835	$37,730	$32,105	$69,835
Gross client cash inflows	904	1,021	1,120	1,902	10	4,957	2,845	2,112	4,957
Gross client cash outflows	(790)	(1,292)	(781)	(496)	(55)	(3,414)	(2,557)	(857)	(3,414)
Net client cash flows	114	(271)	339	1,406	(45)	1,543	288	1,255	1,543
Market appreciation (depreciation)	989	578	204	1,048	137	2,956	1,585	1,371	2,956
Transfers	—	—	—	—	—	—	—	—	—
Ending assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$74,334	$39,603	$34,731	$74,334
Average assets under management	$19,357	$16,503	$14,020	$18,549	$2,833	$71,262	$38,333	$32,929	$71,262

March 31, 2012
Beginning assets under management	$16,107	$15,059	$10,892	$12,547	$2,499	$57,104	$30,843	$26,261	$57,104
Gross client cash inflows	879	1,168	1,224	1,010	129	4,410	2,952	1,458	4,410
Gross client cash outflows	(1,005)	(763)	(752)	(273)	(220)	(3,013)	(1,968)	(1,045)	(3,013)
Net client cash flows	(126)	405	472	737	(91)	1,397	984	413	1,397
Market appreciation (depreciation)	2,518	1,476	2,251	1,364	383	7,992	4,291	3,701	7,992
Transfers	—	—	—	—	—	—	(54)	54	—
Ending assets under management	$18,499	$16,940	$13,615	$14,648	$2,791	$66,493	$36,064	$30,429	$66,493
Average assets under management	$17,700	$16,303	$12,559	$13,631	$2,732	$62,925	$34,060	$28,865	$62,925

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance
As of March 31, 2013
(unaudited)

	Inception	Strategy AUM	Value-Added[1] (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$20,635	527	653	397	321	683
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,368	1,021	549	319	553	563
Global Equity Strategy	4/1/2010	$80	1,579	815	N/A	N/A	815

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$12,895	250	192	335	331	627
U.S. Small-Cap Value Strategy	6/1/1997	$4,183	(1,045)	(471)	14	187	532
Value Equity Strategy	7/1/2005	$2,169	—	48	78	N/A	137

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$13,444	(844)	312	302	135	609
U.S. Small-Cap Growth Strategy	4/1/1995	$1,708	(219)	622	325	128	97
Global Opportunities Strategy	2/1/2007	$1,683	428	991	849	N/A	687

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$13,347	861	814	970	738	740
Global Value Strategy	7/1/2007	$9,867	977	717	854	N/A	655

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$1,765	(338)	(418)	(248)	N/A	(117)

Total Assets Under Management[2]		$83,178

______________________________________
1 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the market index most commonly used by our clients to compare the performance of the relevant strategy for the periods presented and since its inception date. The market indices used to compute the value added since inception date for each of our strategies are as follows: Non-U.S. Growth strategy—MSCI EAFE® Index; Non-U.S. Small-Cap Growth strategy—MSCI EAFE® Small Cap Index; Global Equity strategy—MSCI ACWI® Index; U.S. Small-Cap Value strategy—Russell 2000® Index; U.S. Mid-Cap Value strategy—Russell Midcap® Index; Value Equity strategy—Russell 1000® Index; U.S. Mid-Cap Growth strategy—Russell Midcap® Index; Global Opportunities strategy—MSCI ACWI® Index; U.S. Small-Cap Growth strategy—Russell 2000® Index; Non-U.S. Value strategy—MSCI EAFE® Index; Global Value strategy—MSCI ACWI® Index; Emerging Markets strategy—MSCI Emerging Markets IndexSM.
2 Includes an additional $34.4 million in assets managed in a portfolio not currently made available to investors other than our employees to evaluate its potential viability as a strategy to be offered to clients.